COMMERCIAL SUBLEASE AGREEMENT

THIS COMMERCIAL SUBLEASE AGREEMENT (the "Agreement") is entered into on this 31 day of December 2002 by and between Winner.com

Israel (1999) Ltd., an Israeli company, Reg. No. 512856204 (the "Lessor") and Zone4Play Ltd., an Israeli company, Reg. No. 513131094 (hereinafter "the Lessee").

WHEREAS, the Lessor is the tenant and has the sole right of possession of office space on the 1st floor of the building at 3B Hashlosha Street, Tel Aviv (the "Building"), in an area of 370 sq. m., (hereinafter the "Leased Premises"); and

WHEREAS, the Leased Premises Include office space in an area of 244 sq. m.

WHEREAS, the Lessor has agreed to an unprotected sublease to the Lessee, and the Lessee has agreed to an unprotected sublease from the Lessor, the Subleased Premises for Lessee's use as an office, along with right of use of public areas, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, IT HAS BEEN DECLARED AND AGREED BY THE PARTIES

HERETO AS FOLLOWS: -

1.    The preamble to this Agreement forms an integral part thereof.

2. The parties declare that it is their intention to create a sublease which is not protected by the terms of the Law for the Protection of Tenants (Consolidated Version), 1972, or any other law that substantially replaces or amends such law or otherwise relates to the protection of tenants, and the Lessee declares that at the end of the Sublease Period (as defined below) Lessee will vacate the Subleased Premises, subject to any renewals or extensions hereunder.

Premises and Term of Sublease

3. The Lessor hereby subleases the Subleased Premises to the Lessee for a term of one (1) year, commencing on September 1st, 2003 and ending on August 31st, 2004 (the "Term"). Lessee shall also have a right hereunder for the benefit of Lessee, its employees, agents and invitees: (a) for access to and from the Subleased Premises through and over the Leased Premises adjoining the Subleased Premises; (b) to use those parts of the Leased Premises designated for general use, including but not limited to the entrance, waiting room, kitchen, toilets, and (with prior notice) conference room, in accordance with their accepted use; and (c) to use areas of the Building available for general use by owners, tenants and third parties, including lobbies, hallways, elevators, stairways and unrestricted parking areas, if any, subject to the terms of the Lessor's lease agreement relating to the Leased Premises.

4. The Lessee acknowledges that the Lessor has made improvements to the Subleased Premises, including the installation of fixtures, furniture and equipment. The Lessee shall have a right to use such improvements for the Term of this Agreement. At the end of such Term, the Lessee shall return all such property to the Lessee in good order and repair, subject to reasonable wear and tear.

5. The Lessee shall have an option to extend the Term of this Agreement, with any modifications agreed between the parties, for an additional period of one (1) year, commencing on September 1st, 2004 and ending on August 31st, 2005. Written notice of exercise of such option by the Lessee shall be delivered to the Lessor no later than sixty (60) days prior to expiration of the Term.

Possession

6. The Lessor shall transfer possession of the Subleased Premises to the Lessee on the first day of the Term hereof. At the end of such term or upon termination of this Agreement for any reason, the Lessor shall resume possession of the Subleased Premises, including all of the improvements referred to in Section 4 hereof and any additional improvements to the Subleased Premises made during the Term. Lessee shall surrender possession of the Subleased Premises and all improvements thereto in good condition and repair, subject to reasonable wear and tear.

Rent

7.

            a. The Lessee shall pay to the Lessor a monthly rent (the "Rent") for the Subleased Premises equal to 6,000 New Israeli Shekels ("NIS"). The Rent includes any management fees or other fees or payments payable with respect to the Subleased Premises under the terms of the Lease Agreement of the Lessor relating to the Leased Premises.

            b. Payment of Rent shall be made quarterly upon presentation of an invoice by the Lessor to the Lessee and shall include any applicable VAT.

            c. The parties represent and warrant that the obligation to make payments pursuant to this Section 7 constitutes a fundamental condition of this Agreement, and if the Lessee fails to make any such payment within seven (7) days of the due date of such payment, such failure shall constitute a fundamental breach of this Agreement.

Additional Payments

8. The Lessee shall also pay to the Lessor a monthly amount equal to 1,100 NIS for property tax, a monthly amount equal to 1,000 NIS for janitorial services, and a monthly amount equal to 2,000 NIS for electricity use. Payments due under this Section 8 shall be made quarterly upon presentation of an invoice by the Lessor to the Lessee and shall include any applicable VAT.

Condition, Use of Subleased Premises

9. The Lessee acknowledges that Lessee has examined and knows the condition of the Subleased Premises and has received the same in good order and repair and agrees:

            a. To use the Subleased Premises only as an office for the conduct of business;

            b. To maintain the Subleased Premises in good condition and repair at the Lessee's own expense, except for repairs which are the duty of the Lessor;

      d. To perform, fully obey and comply with all ordinances, rules, regulations and laws of all public authorities relating to the use of the Subleased Premises; To surrender possession of the Subleased Premises at the end of the Term hereof in good condition and repair, subject to reasonable wear and tear;

      e. Not to make any occupancy or use of the Subleased Premises contrary to law or contrary to any directions, rules, regulations, regulatory bodies or officials having jurisdiction or which shall be injurious to any person or property;

      f.    Not to permit any waste or nuisance;

      g.    Not to use the Subleased Premises for living quarters or residence;

      h. Not to transfer possession or sublease the Subleased Premises or any of Lessee's rights under this Agreement or portion thereof; and

      i. Not to make any improvement, change, addition or alteration in the Subleased Premises or any part thereof, and not to install any fixture without the Lessor's prior written consent.

Right of Re-Entry

10. The Lessor shall have the right, by itself or agent or with others, to enter the Subleased Premises at any reasonable time to examine or exhibit them, to make such repairs or alterations as shall be deemed necessary for safety and preservation of the Leased Premises or for any purpose related to fulfilling or facilitating the performance of the Lessor's obligations hereunder, or for any other purpose that does not materially diminish the Lessee's enjoyment or use of the Subleased Premises.

Default

11.   Each of the following shall be deemed an event of default:

            a.    Default in the payment of Rent or other payments hereunder.

            b. Default in the performance or observance of any covenant or condition of this lease by the Lessee to be performed or observed.

            c.    Abandonment of the premises by the Lessee.

            d. The filing or execution or occurrence of: (i) filing a petition in bankruptcy by or against the Lessee; (b) filing a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind; (c) adjudication of the Lessee as a bankrupt or insolvent: or insolvency in the bankruptcy equity sense; (d) an assignment for the benefit of creditors whether by trust, mortgage, or otherwise; (e) a petition or other proceeding by or against the Lessee for, or the appointment of, a trustee, receiver, guardian, conservator or liquidator of the Lessee with respect to all or substantially all its property; or (f) a petition or other proceeding by or against the Lessee for its dissolution or liquidation, or the taking of possession of the property of the Lessee any governmental authority in connection with dissolution or liquidation.

12. In the event of an act of default with respect to any provision of this Agreement, the non-defaulting party may, at its option, in addition to any other remedy or right given hereunder or by law, provide to the defaulting party written notice of such default. If the defaulting party fails to cure such default within twenty-five (25) days of receipt of such notice of default, the non-defaulting party shall have the right to terminate this Agreement by providing written notice to the defaulting party. The foregoing shall not operate to exclude or suspend any other remedy of the Lessor for breach or for the recovery of Rent for the full Term.

Termination

13. Upon termination of this Agreement for any reason, the Lessor may enter forthwith. without further demand or notice to the Lessee, and resume possession of the Subleased Premises. In no event shall such re-entry or resumption of possession or reletting as hereafter provided be deemed to be acceptance or surrender of this lease or a waiver of the rights or remedies of the Lessor.

Modification

14. Any modification or amendment of this Agreement shall be in writing and shall be executed by all parties.

Assignment

15. The Lessee hereby agrees not to assign this lease voluntarily or involuntarily, nor to sub-lease the Subleased Premises or any part thereof, without the written consent of the Lessor, under penalty of instant forfeiture of the Lessee's rights hereunder. All rights and liabilities herein given to or imposed upon either of the parties shall extend to the heirs, executors, administrators, successors and assigns of such party.

Notices

16. Addresses of the parties to this Agreement are as specified in the preamble of this Agreement. The Lessees address as stated at the head of this agreement and from the date of delivery of occupation at the Subleased Premises. Any notice will be deemed to have been received within 24 hours from the time of its dispatched by registered post according to the address above.

17. The parties confirm hereby that they have read this Agreement, have understood it, and have signed it of their free will.

IN WITNESS WHEREOF, the parties have signed herein below:

WINNER.COM ISRAEL (1999) LTD..            ZONE4PLAY LIMITED

NAME     /s/ Haim Tabak                   NAME   /s/ Shimon Citron

TITLE                                     TITLE  CEO